Exhibit 99.1

NEWS RELEASE

Investors:	Media:
Jason Korstange	Mark Goldman
(952) 745-2755	(952) 475-7050

FOR IMMEDIATE RELEASE

  TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Quarterly Net Income of $53.1 Million, or 29 Cents Per Share,

Up 8 Cents, or 38.1 Percent from the Second Quarter of 2013

SECOND QUARTER HIGHLIGHTS

-        Revenue of $310.1 million, up 2.7 percent from the second quarter of 2013

-  Loan and lease originations of $3.5 billion, up 8.6 percent from the second quarter of 2013

-        Average deposits of $14.8 billion, up 4.6 percent from the second quarter of 2013

-  Provision for credit losses of $9.9 million, down 69.6 percent from the second quarter of 2013

-  Non-accrual loans and leases of $260.3 million, down 6.5 percent from the second quarter of 2013

-  Return on average assets of 1.17 percent, up 27 basis points from the second quarter of 2013

-  Return on average tangible common equity of 12.72 percent, up 282 basis points from the second quarter of 2013

Summary of Financial Results								Table 1
(Dollars in thousands, except per-share data)				Percent Change
	2Q	1Q	2Q	2Q14 vs	2Q14 vs	YTD	YTD	Percent
	2014	2014	2013	1Q14	2Q13	2014	2013	Change
Net income attributable to TCF	$53,125	$44,757	$38,904	18.7%	36.6%	$97,882	$68,878	42.1%
Net interest income	206,101	201,274	202,044	2.4	2.0	407,375	401,135	1.6
Diluted earnings per common share	.29	.24	.21	20.8	38.1	.54	.37	45.9

Financial Ratios (1)

Pre-tax pre-provision return on average assets (2)	2.05%	1.88%	2.04%			1.96%	1.98%
Return on average assets	1.17	1.00	.90			1.09	.80
Return on average common equity	10.99	9.35	8.39			10.18	7.39
Return on average tangible common equity (3)	12.72	10.89	9.90			11.82	8.76
Net interest margin	4.65	4.66	4.72			4.66	4.72
Net charge-offs as a percentage of average loans and leases	.45	.43	.70			.44	.88

(1) Annualized.

(2) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

(3) See “Reconciliation of GAAP to Non-GAAP Financial Measures” table.

WAYZATA, MN, July 25, 2014 – TCF Financial Corporation (“TCF” or the “Company”) (NYSE: TCB) today reported net income of $53.1 million for the second quarter of 2014, compared with net income of $38.9 million for the second quarter of 2013, and net income of $44.8 million for the first quarter of 2014. Diluted earnings per common share was 29 cents for the second quarter of 2014, compared with 21 cents for the second quarter of 2013, and 24 cents for the first quarter of 2014.

TCF reported net income of $97.9 million for the first six months of 2014, compared with net income of $68.9 million for the same period in 2013. Diluted earnings per common share was 54 cents for the first six months of 2014, compared with 37 cents for the same period in 2013.

Chairman’s Statement

“TCF’s financial metrics continued to improve in the second quarter,” said William A. Cooper, Chairman and Chief Executive Officer. “TCF earned 29 cents per common share during the quarter, up 38 percent from a year ago. Return on average assets was 1.17 percent while return on average tangible common equity was 12.72 percent.

“TCF experienced strong loan and lease originations and deposit growth. Our net interest margin was 4.65 percent, relatively flat with the first quarter of 2014. Fee income was strong and overall credit quality showed continued improvement. The efforts of our employees and the support from our Board of Directors have contributed to the transformation of the Company which is reflected in our current performance. TCF’s net income of $53.1 million during the quarter was the highest level since the fourth quarter of 2007.”

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Revenue

Total Revenue								Table 2
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q14 vs	2Q14 vs	YTD	YTD	Percent
	2014	2014	2013	1Q14	2Q13	2014	2013	Change
Net interest income	$206,101	$201,274	$202,044	2.4%	2.0%	$407,375	$401,135	1.6%
Fees and other revenue:
Fees and service charges	38,035	36,619	41,572	3.9	(8.5)	74,654	80,895	(7.7)
Card revenue	13,249	12,250	13,270	8.2	(.2)	25,499	25,687	(.7)
ATM revenue	5,794	5,319	5,828	8.9	(.6)	11,113	11,333	(1.9)
Total banking fees	57,078	54,188	60,670	5.3	(5.9)	111,266	117,915	(5.6)
Leasing and equipment finance	23,069	21,980	22,609	5.0	2.0	45,049	38,813	16.1
Gains on sales of auto loans, net	7,270	8,470	8,135	(14.2)	(10.6)	15,740	15,281	3.0
Gains on sales of consumer real estate loans, net	8,151	11,706	4,069	(30.4)	100.3	19,857	12,195	62.8
Servicing fee income	4,892	4,307	3,128	13.6	56.4	9,199	5,884	56.3
Other	2,789	2,382	1,172	17.1	138.0	5,171	2,398	115.6
Total fees and other revenue	103,249	103,033	99,783.2		3.5	206,282	192,486	7.2
Subtotal	309,350	304,307	301,827	1.7	2.5	613,657	593,621	3.4
Gains on securities, net	767	374	-	105.1	N.M .	1,141	-	N.M.
Total revenue	$310,117	$304,681	$301,827	1.8	2.7	$614,798	$593,621	3.6

Net interest margin (1)	4.65%	4.66%	4.72%			4.66%	4.72%
Fees and other revenue as a % of total revenue	33.29	33.82	33.06			33.55	32.43

N.M. Not meaningful.
(1) Annualized.

Net Interest Income

•                  Net interest income for the second quarter of 2014 increased $4.1 million, or 2 percent, compared with the second quarter of 2013. The increase from the second quarter of 2013 was driven by higher average loan and lease balances in the auto finance, inventory finance and leasing and equipment finance businesses as well as a reduced cost of borrowings. This increase was partially offset by downward pressure on yields across the lending businesses in this increasingly competitive low interest rate environment as well as lower average balances of consumer real estate and higher yielding commercial fixed-rate loans due to run-off exceeding originations.

•                  Net interest income for the second quarter of 2014 increased $4.8 million, or 2.4 percent, compared with first quarter of 2014. The increase was primarily due to higher average loan balances in the auto finance portfolio due to continued growth and in the inventory finance portfolio due to seasonality. The increase was partially offset by reduced interest income from lower average balances of consumer real estate loans.

•                  Net interest margin in the second quarter of 2014 was 4.65 percent, compared with 4.72 percent in the second quarter of 2013 and remained relatively flat compared to the first quarter of 2014. The decrease from the second quarter of 2013 was primarily due to downward pressure on origination yields in consumer real estate due to the increasingly competitive low interest rate environment as well as a shift in commercial real estate from higher yielding fixed-rate loans to lower yielding variable-rate loans due to marketplace demand.

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Non-interest Income

•                  Fees and service charges in the second quarter of 2014 were $38 million, down $3.5 million, or 8.5 percent, from the second quarter of 2013 and up $1.4 million, or 3.9 percent, from the first quarter of 2014. The decrease from the second quarter of 2013 was primarily due to customer behavior changes, as well as higher average checking account balances per customer. The increase from the first quarter of 2014 was primarily due to seasonality resulting in an increase in transaction activity and a decrease in average checking account balances per customer.

•                  Leasing and equipment finance revenue was $23.1 million during the second quarter of 2014, up $460 thousand, or 2 percent, from the second quarter of 2013 and up $1.1 million, or 5 percent, from the first quarter of 2014. The increases in both periods were primarily due to customer-driven events impacting sales-type lease revenue.

•                  TCF sold $224.2 million, $139.2 million and $347.4 million of consumer real estate loans during the second quarters of 2014 and 2013, and the first quarter of 2014, respectively, resulting in net gains in the same respective periods.

•                  TCF sold $220.2 million, $196.9 million and $261.7 million of auto loans during the second quarters of 2014 and 2013, and the first quarter of 2014, respectively, resulting in net gains in the same respective periods.

•                  Servicing fee income was $4.9 million on $2.6 billion of loans and leases serviced for others during the second quarter of 2014 compared to $3.1 million on $1.6 billion of loans and leases serviced for others during the second quarter of 2013 and $4.3 million on $2.4 billion of loans and leases serviced for others during the first quarter of 2014. The increases in servicing fee income in both periods were primarily due to an increase in consumer real estate and auto finance loans serviced for others.

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Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q14 vs	2Q14 vs	YTD	YTD	Percent
	2014	2014	2013	1Q14	2Q13	2014	2013	Change
Period-End:
Consumer real estate:
First mortgage lien	$3,542,324	$3,668,245	$3,982,481	(3.4)%	(11.1)%
Junior lien	2,480,763	2,407,286	2,373,945	3.1	4.5
Total consumer real estate	6,023,087	6,075,531	6,356,426	(.9)	(5.2)
Commercial	3,093,161	3,136,421	3,350,334	(1.4)	(7.7)
Leasing and equipment finance	3,526,264	3,456,759	3,251,703	2.0	8.4
Inventory finance	1,880,667	2,123,808	1,713,528	(11.4)	9.8
Auto finance	1,502,860	1,400,527	882,202	7.3	70.4
Other	24,486	22,550	25,099	8.6	(2.4)
Total	$16,050,525	$16,215,596	$15,579,292	(1.0)	3.0

Average:
Consumer real estate:
First mortgage lien	$3,606,635	$3,719,961	$4,068,020	(3.0)%	(11.3)%	$3,662,985	$4,127,209	(11.2)%
Junior lien	2,498,151	2,607,851	2,362,665	(4.2)	5.7	2,552,698	2,365,999	7.9
Total consumer real estate	6,104,786	6,327,812	6,430,685	(3.5)	(5.1)	6,215,683	6,493,208	(4.3)
Commercial	3,131,320	3,122,066	3,336,406.3		(6.1)	3,126,718	3,341,067	(6.4)
Leasing and equipment finance	3,500,647	3,434,691	3,236,799	1.9	8.2	3,467,851	3,218,252	7.8
Inventory finance	2,061,437	1,862,745	1,875,810	10.7	9.9	1,968,431	1,780,058	10.6
Auto finance	1,518,194	1,327,232	823,102	14.4	84.4	1,423,240	747,022	90.5
Other	12,040	13,273	13,060	(9.3)	(7.8)	12,654	13,348	(5.2)
Total	$16,328,424	$16,087,819	$15,715,862	1.5	3.9	$16,214,577	$15,592,955	4.0

•                  Loans and leases were $16.1 billion at June 30, 2014, an increase of $471.2 million, or 3 percent, compared with June 30, 2013 and a decrease of $165.1 million, or 1 percent, compared with March 31, 2014. Average loans and leases were $16.3 billion for the second quarter of 2014, an increase of $612.6 million, or 3.9 percent, compared with the second quarter of 2013 and an increase of $240.6 million, or 1.5 percent, compared with the first quarter of 2014.

The increase from the second quarter of 2013 for period-end loans and leases and the increase from both periods for average loans and leases were primarily due to the continued growth of the auto finance portfolio as TCF expands the number of active dealers and sales force in its network and further penetrates existing territories, as well as an increase in the leasing and equipment finance portfolio. These increases were partially offset by a decrease in commercial real estate loans, primarily due to run-off exceeding new originations, as well as a decrease in total consumer real estate loans driven by run-off in the first mortgage real estate business and on-going loan sales.

The decrease from the first quarter of 2014 for period-end loans and leases was primarily due to seasonality within the inventory finance business, partially offset by the continued growth of the auto finance portfolio, coupled with assets moved to held for sale at the end of the quarter in anticipation of executing the Company’s inaugural auto loan securitization.

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•                  Loan and lease originations were $3.5 billion for the second quarter of 2014, an increase of $273.8 million, or 8.6 percent, compared with the second quarter of 2013 and an increase of $311.2 million, or 9.9 percent, compared with the first quarter of 2014. The increase from the second quarter of 2013 was primarily due to the continued growth in auto finance and an increase in inventory finance and leasing and equipment finance originations as a result of an improving economic environment, partially offset by a decrease in commercial originations. The increase from the first quarter of 2014 was primarily due to an increase in consumer real estate, auto finance and leasing and equipment finance originations, partially offset by seasonality within the inventory finance business.

Credit Quality

Credit Trends **Table 4**

(Dollars in millions)

Non-accrual loans and leases and other real estate owned
$360
$345
$330
$315
$345
$348
$346
$330
$325
2Q13
3Q13
4Q13
1Q14
2Q14
(At the Quarter Ended)
Over 60-Day Delinquencies (1)
Net Charge-offs
$90
$60
$30
$0
$79
$39
$30
$31
$28
$28
$28
$30
$17
$18
2Q13
3Q13
4Q13
1Q14
2Q14
(At or for the Quarter Ended)

(1) Excludes acquired portfolios and non-accrual loans and leases.

•                  Non-accrual loans and leases and other real estate owned totaled $325.4 million at June 30, 2014, a decrease of $19.3 million, or 5.6 percent, from June 30, 2013, and a decrease of $4.8 million, or 1.4 percent, from March 31, 2014. The decrease from June 30, 2013 was primarily due to improving credit quality trends and continued efforts to actively work out problem loans in the commercial portfolio, partially offset by $48.6 million of delinquent loans being transferred to non-accrual status due to a change in the non-accrual policy for consumer real estate loans during the third quarter of 2013. The decrease from March 31, 2014 was driven by improved credit quality in the consumer real estate and commercial portfolios.

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•                  The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, was .18 percent at June 30, 2014, down from .52 percent at June 30, 2013, and down slightly from .19 percent at March 31, 2014. The decrease from June 30, 2013 was primarily a result of reduced over 60-day delinquencies in the consumer real estate portfolio due to a change in the non-accrual policy for consumer real estate loans during the third quarter of 2013, which increased non-accrual loans and leases, along with stabilization of our consumer real estate portfolio as property values improved in our markets.

•                  Net charge-offs were $18.4 million for the second quarter of 2014, a decrease of $9.3 million, or 33.7 percent, from the second quarter of 2013, and an increase of $939 thousand, or 5.4 percent, from the first quarter of 2014. The decrease from the second quarter of 2013 was primarily due to improved credit quality in the consumer real estate portfolio as home values improved and incident rates of default declined. The increase from the first quarter of 2014 was driven by one previously reserved commercial loan charge-off. Consumer real estate net charge-offs decreased for the seventh consecutive quarter.

•                  Provision for credit losses was $9.9 million for the second quarter of 2014, a decrease of $22.7 million, or 69.6 percent, from the second quarter of 2013, and a decrease of $4.6 million, or 31.6 percent, from the first quarter of 2014. The decrease from the second quarter of 2013 was primarily due to decreased net charge-offs in the consumer real estate portfolio resulting from improved home values and a reduction in incidents of default. The decrease from the first quarter of 2014 was due to reduced reserve requirements in the commercial and consumer real estate portfolios as credit quality in those portfolios improved.

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Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q14 vs	2Q14 vs	YTD	YTD	Percent
	2014	2014	2013	1Q14	2Q13	2014	2013	Change

Checking	$5,098,650	$5,016,118	$4,884,433	1.6%	4.4%	$5,057,612	$4,834,964	4.6%
Savings	5,908,219	6,142,950	6,082,200	(3.8)	(2.9)	6,024,936	6,098,121	(1.2)
Money market	1,019,543	819,312	791,859	24.4	28.8	919,981	803,551	14.5
Subtotal	12,026,412	11,978,380	11,758,492.4		2.3	12,002,529	11,736,636	2.3
Certificates of deposit	2,742,832	2,543,345	2,360,881	7.8	16.2	2,643,639	2,342,178	12.9
Total average deposits	$14,769,244	$14,521,725	$14,119,373	1.7	4.6	$14,646,168	$14,078,814	4.0

Average interest rate on deposits (1)	.24%	.22%	.25%			.23%	.27%

(1) Annualized.

•                  Total average deposits for the second quarter of 2014 increased $649.9 million, or 4.6 percent, from the second quarter of 2013 and increased $247.5 million, or 1.7 percent, from the first quarter of 2014. The increase from the second quarter of 2013 was primarily due to special campaigns for certificates of deposit and money market accounts, as well as higher average checking account balances per customer. The increase from the first quarter of 2014 was primarily due to special campaigns for certificates of deposit and money market accounts, partially offset by a reduction in savings.

•                  The average interest rate on deposits for the second quarter of 2014 was .24 percent, down one basis point from the second quarter of 2013 and up two basis points from the first quarter of 2014. The decrease from the second quarter of 2013 was primarily due to a reduction in average interest rates on various certificates of deposit, checking, and savings, partially offset by increased average interest rates on various money market accounts. The increase from the first quarter of 2014 was primarily due to increased average interest rates on various money market accounts and certificates of deposit.

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Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q14 vs	2Q14 vs	YTD	YTD	Percent
	2014	2014	2013	1Q14	2Q13	2014	2013	Change
Compensation and employee benefits	$109,664	$115,089	$105,537	(4.7)%	3.9%	$224,753	$209,766	7.1%
Occupancy and equipment	34,316	34,839	33,062	(1.5)	3.8	69,155	65,937	4.9
FDIC insurance	7,625	7,563	8,362.8		(8.8)	15,188	16,072	(5.5)
Operating lease depreciation	6,613	6,227	6,150	6.2	7.5	12,840	11,785	9.0
Advertising and marketing	5,862	5,478	5,532	7.0	6.0	11,340	11,264.7
Deposit account premiums	383	418	600	(8.4)	(36.2)	801	1,202	(33.4)
Other	42,618	41,335	41,946	3.1	1.6	83,953	79,885	5.1
Subtotal	207,081	210,949	201,189	(1.8)	2.9	418,030	395,911	5.6
Foreclosed real estate and repossessed assets, net	5,743	6,068	7,555	(5.4)	(24.0)	11,811	17,722	(33.4)
Other credit costs, net	371	119	(228)	N.M.	N.M.	490	(1,065)	N.M.
Total non-interest expense	$213,195	$217,136	$208,516	(1.8)	2.2	$430,331	$412,568	4.3

N.M. Not meaningful.

•                 Compensation and employee benefits expense increased $4.1 million, or 3.9 percent, from the second quarter of 2013 and decreased $5.4 million, or 4.7 percent, from the first quarter of 2014. The increase from the second quarter of 2013 was primarily due to increased staff levels to support the growth of auto finance and risk management. The decrease from the first quarter of 2014 was due to the seasonality of payroll taxes and the reduction in personnel expense related to the branch realignment completed during the first quarter of 2014.

•                  Foreclosed real estate and repossessed assets expense decreased $1.8 million, or 24 percent, from the second quarter of 2013 and decreased $325 thousand, or 5.4 percent compared to the first quarter of 2014. The decreases from both periods were driven by a reduction in write-downs of existing foreclosed properties as a result of improved property values, and improved exit values on commercial properties.

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Capital

Capital Information				Table 7
At period end
(Dollars in thousands, except per-share data)	2Q		4Q
	2014		2013
Total equity	$2,071,711		$1,964,759
Book value per common share	$10.74		$10.23
Tangible book value per common share (1)	$9.35		$8.83
Tangible common equity to tangible assets (1)	8.39%		8.03%
Capital accumulation rate (2)	12.17%		9.72%

Risk-based capital (3)
Tier 1	$1,859,271	11.56%	$1,763,682	11.41%
Total	2,185,783	13.59	2,107,981	13.64

Tier 1 leverage capital	$1,859,271	9.91%	$1,763,682	9.71%

Tier 1 common capital (4)	$1,579,226	9.82%	$1,488,651	9.63%

(1) Excludes the impact of preferred shares, goodwill and other intangibles (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).
(2) Calculated as the change in annualized year to date Tier 1 common capital as a percentage of prior period Tier 1 common capital.
(3) The Company’s capital ratios continue to be in excess of “well-capitalized” regulatory benchmarks.
(4) Excludes the effect of preferred shares and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).

•                  Capital ratios continue to improve as the Company accumulates capital through earnings. Total risk-based capital decreased slightly as the Company grows its risk-based assets.

•                  On July 21, 2014, TCF’s Board of Directors declared a regular quarterly cash dividend of 5 cents per common share, payable on September 2, 2014, to stockholders of record at the close of business on August 15, 2014. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on September 2, 2014, to stockholders of record at the close of business on August 15, 2014.

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Webcast Information

A live webcast of TCF’s conference call to discuss the second quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on July 25, 2014 at 8:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of June 30, 2014, TCF had $18.8 billion in total assets and 380 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance, and auto finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

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Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks.  Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in value of assets such as interest-only strips that arise in connection with TCF’s loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF’s deposit, lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws, regulation of campus banking programs between colleges or universities and financial institutions, use by municipalities of eminent domain on underwater mortgages, or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

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Earnings/Capital Risks and Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; regulatory actions or changes in customer opt-in preferences with respect to overdraft, which may have an adverse impact on TCF’s fee revenue; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Branching Risk; Growth Risks.  Adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF’s balance sheet through programs or new opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change.

Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices; the effect of interchange rate litigation against the Federal Reserve on debit card interchange fees; and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended June 30,		Change
	2014	2013	$	%
Interest income:
Loans and leases	$206,788	$206,675	$113	.1%
Securities available for sale	2,805	4,637	(1,832)	(39.5)
Securities held to maturity	1,443	62	1,381	N.M.
Investments and other	9,055	6,234	2,821	45.3
Total interest income	220,091	217,608	2,483	1.1
Interest expense:
Deposits	8,877	8,851	26.3
Borrowings	5,113	6,713	(1,600)	(23.8)
Total interest expense	13,990	15,564	(1,574)	(10.1)
Net interest income	206,101	202,044	4,057	2.0
Provision for credit losses	9,909	32,591	(22,682)	(69.6)
Net interest income after provision for credit losses	196,192	169,453	26,739	15.8
Non-interest income:
Fees and service charges	38,035	41,572	(3,537)	(8.5)
Card revenue	13,249	13,270	(21)	(.2)
ATM revenue	5,794	5,828	(34)	(.6)
Subtotal	57,078	60,670	(3,592)	(5.9)
Leasing and equipment finance	23,069	22,609	460	2.0
Gains on sales of auto loans, net	7,270	8,135	(865)	(10.6)
Gains on sales of consumer real estate loans, net	8,151	4,069	4,082	100.3
Servicing fee income	4,892	3,128	1,764	56.4
Other	2,789	1,172	1,617	138.0
Fees and other revenue	103,249	99,783	3,466	3.5
Gains on securities, net	767	-	767	N.M.
Total non-interest income	104,016	99,783	4,233	4.2
Non-interest expense:
Compensation and employee benefits	109,664	105,537	4,127	3.9
Occupancy and equipment	34,316	33,062	1,254	3.8
FDIC insurance	7,625	8,362	(737)	(8.8)
Operating lease depreciation	6,613	6,150	463	7.5
Advertising and marketing	5,862	5,532	330	6.0
Deposit account premiums	383	600	(217)	(36.2)
Other	42,618	41,946	672	1.6
Subtotal	207,081	201,189	5,892	2.9
Foreclosed real estate and repossessed assets, net	5,743	7,555	(1,812)	(24.0)
Other credit costs, net	371	(228)	599	N.M.
Total non-interest expense	213,195	208,516	4,679	2.2
Income before income tax expense	87,013	60,720	26,293	43.3
Income tax expense	31,385	19,444	11,941	61.4
Income after income tax expense	55,628	41,276	14,352	34.8
Income attributable to non-controlling interest	2,503	2,372	131	5.5
Net income attributable to TCF Financial Corporation	53,125	38,904	14,221	36.6
Preferred stock dividends	4,847	4,847	-	-
Net income available to common stockholders	$48,278	$34,057	$14,221	41.8

Net income per common share:
Basic	$.30	$.21	$.09	42.9%
Diluted	.29	.21	.08	38.1

Dividends declared per common share	$.05	$.05	$-	- %

Average common and common equivalent shares outstanding (in thousands):
Basic	163,253	160,895	2,358	1.5%
Diluted	163,714	161,749	1,965	1.2

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Six Months Ended June 30,		Change
	2014	2013	$	%
Interest income:
Loans and leases	$409,325	$411,580	$(2,255)	(.5)%
Securities available for sale	5,968	9,432	(3,464)	(36.7)
Securities held to maturity	2,407	126	2,281	N.M.
Investments and other	17,018	12,020	4,998	41.6
Total interest income	434,718	433,158	1,560.4
Interest expense:
Deposits	16,914	18,532	(1,618)	(8.7)
Borrowings	10,429	13,491	(3,062)	(22.7)
Total interest expense	27,343	32,023	(4,680)	(14.6)
Net interest income	407,375	401,135	6,240	1.6
Provision for credit losses	24,401	70,974	(46,573)	(65.6)
Net interest income after provision for credit losses	382,974	330,161	52,813	16.0
Non-interest income:
Fees and service charges	74,654	80,895	(6,241)	(7.7)
Card revenue	25,499	25,687	(188)	(.7)
ATM revenue	11,113	11,333	(220)	(1.9)
Subtotal	111,266	117,915	(6,649)	(5.6)
Leasing and equipment finance	45,049	38,813	6,236	16.1
Gains on sales of auto loans, net	15,740	15,281	459	3.0
Gains on sales of consumer real estate loans, net	19,857	12,195	7,662	62.8
Servicing fee income	9,199	5,884	3,315	56.3
Other	5,171	2,398	2,773	115.6
Fees and other revenue	206,282	192,486	13,796	7.2
Gains on securities, net	1,141	-	1,141	N.M.
Total non-interest income	207,423	192,486	14,937	7.8
Non-interest expense:
Compensation and employee benefits	224,753	209,766	14,987	7.1
Occupancy and equipment	69,155	65,937	3,218	4.9
FDIC insurance	15,188	16,072	(884)	(5.5)
Operating lease depreciation	12,840	11,785	1,055	9.0
Advertising and marketing	11,340	11,264	76.7
Deposit account premiums	801	1,202	(401)	(33.4)
Other	83,953	79,885	4,068	5.1
Subtotal	418,030	395,911	22,119	5.6
Foreclosed real estate and repossessed assets, net	11,811	17,722	(5,911)	(33.4)
Other credit costs, net	490	(1,065)	1,555	N.M.
Total non-interest expense	430,331	412,568	17,763	4.3
Income before income tax expense	160,066	110,079	49,987	45.4
Income tax expense	57,964	37,003	20,961	56.6
Income after income tax expense	102,102	73,076	29,026	39.7
Income attributable to non-controlling interest	4,220	4,198	22.5
Net income attributable to TCF Financial Corporation	97,882	68,878	29,004	42.1
Preferred stock dividends	9,694	9,371	323	3.4
Net income available to common stockholders	$88,188	$59,507	$28,681	48.2

Net income per common share:
Basic	$.54	$.37	$.17	45.9%
Diluted	.54	.37	.17	45.9

Dividends declared per common share	$.10	$.10	$-	- %

Average common and common equivalent shares outstanding (in thousands):
Basic	163,011	160,644	2,367	1.5%
Diluted	163,491	161,443	2,048	1.3

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Change
	2014	2013	$	%
Net income attributable to TCF Financial Corporation	$53,125	$38,904	$14,221	36.6%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	8,648	(34,420)	43,068	N.M.
Reclassification of net gains to net income	(452)	-	(452)	N.M.
Net investment hedges:
Unrealized (losses) gains arising during the period	(1,382)	874	(2,256)	N.M.
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	1,399	(973)	2,372	N.M.
Recognized postretirement prior service cost and transition obligation:
Net actuarial losses arising during the period	(11)	(12)	1	8.3
Income tax (expense) benefit	(2,561)	12,662	(15,223)	N.M.
Total other comprehensive income (loss)	5,641	(21,869)	27,510	N.M.
Comprehensive income	$58,766	$17,035	$41,731	N.M.

	Six Months Ended June 30,		Change
	2014	2013	$	%
Net income attributable to TCF Financial Corporation	$97,882	$68,878	$29,004	42.1%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	20,514	(48,249)	68,763	N.M.
Reclassification of net gains to net income	(629)	-	(629)	N.M.
Net investment hedges:
Unrealized (losses) gains arising during the period	(172)	1,411	(1,583)	N.M.
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	23	(1,595)	1,618	N.M.
Recognized postretirement prior service cost and transition obligation:
Net actuarial losses arising during the period	(23)	(24)	1	4.2
Income tax (expense) benefit	(7,415)	17,681	(25,096)	N.M.
Total other comprehensive income (loss)	12,298	(30,776)	43,074	N.M.
Comprehensive income	$110,180	$38,102	$72,078	189.2

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Jun. 30,	At Dec. 31,	Change
	2014	2013	$	%
ASSETS
Cash and due from banks	$881,396	$915,076	$(33,680)	(3.7)%
Investments	85,449	94,326	(8,877)	(9.4)
Securities held to maturity	220,801	19,912	200,889	N.M.
Securities available for sale	413,316	551,064	(137,748)	(25.0)
Loans and leases held for sale	314,277	79,768	234,509	N.M.
Loans and leases:
Consumer real estate:
First mortgage lien	3,542,324	3,766,421	(224,097)	(5.9)
Junior lien	2,480,763	2,572,905	(92,142)	(3.6)
Total consumer real estate	6,023,087	6,339,326	(316,239)	(5.0)
Commercial	3,093,161	3,148,352	(55,191)	(1.8)
Leasing and equipment finance	3,526,264	3,428,755	97,509	2.8
Inventory finance	1,880,667	1,664,377	216,290	13.0
Auto finance	1,502,860	1,239,386	263,474	21.3
Other loans and leases	24,486	26,743	(2,257)	(8.4)
Total loans and leases	16,050,525	15,846,939	203,586	1.3
Allowance for loan and lease losses	(236,081)	(252,230)	16,149	6.4
Net loans and leases	15,814,444	15,594,709	219,735	1.4
Premises and equipment, net	436,558	437,602	(1,044)	(.2)
Goodwill	225,640	225,640	-	-
Other assets	445,896	461,743	(15,847)	(3.4)
Total assets	$18,837,777	$18,379,840	$457,937	2.5

LIABILITIES AND EQUITY
Deposits:
Checking	$5,120,671	$4,980,451	$140,220	2.8
Savings	5,685,776	6,194,003	(508,227)	(8.2)
Money market	1,284,213	831,910	452,303	54.4
Subtotal	12,090,660	12,006,364	84,296.7
Certificates of deposit	2,955,492	2,426,412	529,080	21.8
Total deposits	15,046,152	14,432,776	613,376	4.2
Short-term borrowings	8,263	4,918	3,345	68.0
Long-term borrowings	1,221,537	1,483,325	(261,788)	(17.6)
Total borrowings	1,229,800	1,488,243	(258,443)	(17.4)
Accrued expenses and other liabilities	490,114	494,062	(3,948)	(.8)
Total liabilities	16,766,066	16,415,081	350,985	2.1
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; and 4,006,900 shares issued	263,240	263,240	-	-
Common stock, par value $.01 per share, 280,000,000 shares authorized; 166,924,026 and 165,164,861 shares issued, respectively	1,669	1,652	17	1.0
Additional paid-in capital	806,645	779,641	27,004	3.5
Retained earnings, subject to certain restrictions	1,049,725	977,846	71,879	7.4
Accumulated other comprehensive loss	(14,915)	(27,213)	12,298	45.2
Treasury stock at cost, 42,566 shares, and other	(51,458)	(42,198)	(9,260)	(21.9)
Total TCF Financial Corporation stockholders’ equity	2,054,906	1,952,968	101,938	5.2
Non-controlling interest in subsidiaries	16,805	11,791	5,014	42.5
Total equity	2,071,711	1,964,759	106,952	5.4
Total liabilities and equity	$18,837,777	$18,379,840	$457,937	2.5

N.M.  Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2014	2014	2013	2013	2013	2014		2013
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$20,678	$20,051	$20,894	$23,576	$66,876	$627		$(46,198)
Junior lien	2,415	4,049	3,532	3,822	8,022	(1,634)		(5,607)
Total consumer real estate	23,093	24,100	24,426	27,398	74,898	(1,007)		(51,805)
Commercial	-	1,905	1,430	7,201	1,679	(1,905)		(1,679)
Leasing and equipment finance	2,642	2,864	2,401	2,539	1,840	(222)		802
Inventory finance	204	212	50	71	33	(8)		171
Auto finance	2,152	1,554	1,877	1,429	868	598		1,284
Other	2	3	10	-	26	(1)		(24)
Subtotal	28,093	30,638	30,194	38,638	79,344	(2,545)		(51,251)
Acquired portfolios	252	240	458	334	627	12		(375)
Total delinquencies	$28,345	$30,878	$30,652	$38,972	$79,971	$(2,533)		$(51,626)

Delinquency Data - % of Portfolio (1)
60 days or more:
Consumer real estate
First mortgage lien	.61%	.57%	.58%	.64%	1.74%	4	bps	(113)	bps
Junior lien	.10	.17	.14	.15	.34	(7)		(24)
Total consumer real estate	.40	.41	.40	.44	1.21	(1)		(81)
Commercial	-	.06	.05	.23	.05	(6)		(5)
Leasing and equipment finance	.08	.08	.07	.08	.06	-		2
Inventory finance	.01	.01	-	-	-	-		1
Auto finance	.14	.11	.15	.13	.10	3		4
Other	.01	.01	.04	-	.11	-		(10)
Subtotal	.18	.19	.19	.25	.52	(1)		(34)
Acquired portfolios	2.27	1.38	1.64	.80	.99	89		128
Total delinquencies	.18	.19	.20	.25	.52	(1)		(34)

(1) Excludes non-accrual loans and leases.

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2014	2014	2013	2013	2013	2014	2013
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$172,256	$176,841	$180,811	$170,306	$132,586	$(4,585)	$39,670
Junior lien	38,146	39,222	38,222	35,732	30,744	(1,076)	7,402
Total consumer real estate	210,402	216,063	219,033	206,038	163,330	(5,661)	47,072
Commercial	30,051	35,209	40,539	62,273	102,103	(5,158)	(72,052)
Leasing and equipment finance	16,093	13,908	14,041	11,820	11,103	2,185	4,990
Inventory finance	1,988	307	2,529	1,802	1,008	1,681	980
Auto finance	1,468	856	470	212	118	612	1,350
Other	292	336	410	728	809	(44)	(517)
Total non-accrual loans and leases	$260,294	$266,679	$277,022	$282,873	$278,471	$(6,385)	$(18,177)

Non-accrual loans and leases - rollforward:
Balance, beginning of period	$266,679	$277,022	$282,873	$278,471	$343,388	$(10,343)	$(76,709)
Additions	61,242	54,432	71,513	93,337	41,549	6,810	19,693
Charge-offs	(15,135)	(15,323)	(25,195)	(10,225)	(12,780)	188	(2,355)
Transfers to other assets	(17,994)	(15,609)	(23,085)	(23,810)	(16,014)	(2,385)	(1,980)
Return to accrual status	(18,224)	(16,334)	(13,085)	(16,218)	(21,360)	(1,890)	3,136
Payments received	(14,910)	(17,925)	(13,331)	(40,319)	(16,977)	3,015	2,067
Sales	(1,900)	-	(3,602)	-	(40,461)	(1,900)	38,561
Other, net	536	416	934	1,637	1,126	120	(590)
Balance, end of period	$260,294	$266,679	$277,022	$282,873	$278,471	$(6,385)	$(18,177)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

						Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2014	2014	2013	2013	2013	2014	2013
Other Real Estate Owned
Other real estate owned:
Consumer real estate	$42,745	$43,149	$47,637	$48,910	$44,759	$(404)	$(2,014)
Commercial real estate	22,335	20,299	21,237	16,669	21,473	2,036	862
Total other real estate owned	$65,080	$63,448	$68,874	$65,579	$66,232	$1,632	$(1,152)

Other real estate owned - rollforward:
Balance, beginning of period	$63,448	$68,874	$65,579	$66,232	$71,763	$(5,426)	$(8,315)
Transferred in	15,751	14,160	21,045	23,339	16,503	1,591	(752)
Sales	(15,998)	(17,526)	(15,939)	(22,683)	(17,895)	1,528	1,897
Writedowns	(2,782)	(3,147)	(3,496)	(2,197)	(4,270)	365	1,488
Other, net	4,661	1,087	1,685	888	131	3,574	4,530
Balance, end of period	$65,080	$63,448	$68,874	$65,579	$66,232	$1,632	$(1,152)

Ending number of properties: (1)
Consumer real estate	396	411	479	511	433	(15)	(37)
Commercial real estate	14	16	18	18	22	(2)	(8)
Total	410	427	497	529	455	(17)	(45)

(1) Includes properties owned and foreclosed properties subject to redemption.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At June 30, 2014		At March 31, 2014		At June 30, 2013		Change from
		% of		% of		% of	Mar. 31,		Jun. 30,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2014		2013
Consumer real estate	$161,349	2.68%	$169,367	2.79%	$181,052	2.85%	(11)	bps	(17)	bps
Commercial	31,361	1.01	36,062	1.15	50,072	1.49	(14)		(48)
Leasing and equipment finance	19,184.54		18,623.54		17,975.55		-		(1)
Inventory finance	9,539.51		10,309.49		8,197.48		2		3
Auto finance	13,865.92		12,062.86		7,509.85		6		7
Other	783	3.20	623	2.76	794	3.16	44		4
Total	$236,081	1.47	$247,046	1.52	$265,599	1.70	(5)		(23)

Net Charge-Offs

						Change from
	Quarter Ended					Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2014	2014	2013	2013	2013	2014	2013
Consumer real estate
First mortgage lien	$7,165	$9,678	$10,545	$12,770	$15,084	$(2,513)	$(7,919)
Junior lien	4,292	3,025	5,901	5,474	8,642	1,267	(4,350)
Total consumer real estate	11,457	12,703	16,446	18,244	23,726	(1,246)	(12,269)
Commercial	3,477	1,510	9,363	6,513	2,449	1,967	1,028
Leasing and equipment finance	974	749	1,197	658	244	225	730
Inventory finance	107	(134)	341	86	(14)	241	121
Auto finance	1,833	2,276	1,976	1,122	765	(443)	1,068
Other	507	312	774	993	524	195	(17)
Total	$18,355	$17,416	$30,097	$27,616	$27,694	$939	$(9,339)

Net Charge-Offs as a Percentage of Average Loans and Leases

						Change from
	Quarter Ended (1)					Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2014	2014	2013	2013	2013	2014		2013
Consumer real estate
First mortgage lien	.79%	1.04%	1.11%	1.30%	1.48%	(25)	bps	(69)	bps
Junior lien	.69	.46	.91	.88	1.46	23		(77)
Total consumer real estate	.75	.80	1.03	1.14	1.48	(5)		(73)
Commercial	.44	.19	1.21	.79	.29	25		15
Leasing and equipment finance	.11	.09	.14	.08	.03	2		8
Inventory finance	.02	(.03)	.08	.02	-	5		2
Auto finance	.48	.69	.68	.46	.37	(21)		11
Other	N.M.	N.M.	N.M.	N.M.	16.05	N.M.		N.M.
Total	.45	.43	.76	.71	.70	2		(25)

(1) Annualized.

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2014			2013
	Average		Yields and	Average		Yields and
	Balance	Interest (2)	Rates (1) (2)	Balance	Interest (2)	Rates (1) (2)
ASSETS:
Investments and other	$623,721	$4,054	2.61%	$729,514	$3,699	2.03%
Securities held to maturity	217,477	1,443	2.65	5,564	62	4.47
Securities available for sale:
U.S. Government sponsored entities:
Mortgage-backed securities, fixed rate	408,000	2,804	2.75	654,968	4,636	2.83
U.S. Treasury securities	-	-	-	494	-	.07
Other securities	75	1	2.46	93	1	2.54
Total securities available for sale (3)	408,075	2,805	2.75	655,555	4,637	2.83
Loans and leases held for sale	240,304	5,001	8.35	116,390	2,535	8.74
Loans and leases:
Consumer real estate:
Fixed-rate	3,393,788	48,372	5.72	3,809,066	55,977	5.89
Variable-rate	2,710,998	34,757	5.14	2,621,619	33,545	5.13
Total consumer real estate	6,104,786	83,129	5.46	6,430,685	89,522	5.58
Commercial:
Fixed-rate	1,515,353	19,503	5.16	1,833,144	24,006	5.25
Variable- and adjustable-rate	1,615,967	16,151	4.01	1,503,262	15,602	4.16
Total commercial	3,131,320	35,654	4.57	3,336,406	39,608	4.76
Leasing and equipment finance	3,500,647	41,276	4.72	3,236,799	39,990	4.94
Inventory finance	2,061,437	30,482	5.93	1,875,810	27,860	5.96
Auto finance	1,518,194	16,770	4.43	823,102	10,193	4.97
Other	12,040	230	7.63	13,060	263	8.10
Total loans and leases (4)	16,328,424	207,541	5.10	15,715,862	207,436	5.29
Total interest-earning assets	17,818,001	220,844	4.97	17,222,885	218,369	5.08
Other assets (5)	1,123,148			1,110,213
Total assets	$18,941,149			$18,333,098
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,579,528			$1,476,173
Small business	788,540			752,395
Commercial and custodial	388,562			326,773
Total non-interest bearing deposits	2,756,630			2,555,341
Interest-bearing deposits:
Checking	2,363,106	261.04		2,351,652	377.06
Savings	5,887,133	2,406.16		6,059,640	2,790.18
Money market	1,019,543	1,098.43		791,859	547.28
Subtotal	9,269,782	3,765.16		9,203,151	3,714.16
Certificates of deposit	2,742,832	5,112.75		2,360,881	5,137.87
Total interest-bearing deposits	12,012,614	8,877.30		11,564,032	8,851.31
Total deposits	14,769,244	8,877.24		14,119,373	8,851.25
Borrowings:
Short-term borrowings	220,042	145.26		7,314	8.44
Long-term borrowings	1,368,480	4,968	1.45	1,879,576	6,705	1.43
Total borrowings	1,588,522	5,113	1.29	1,886,890	6,713	1.42
Total interest-bearing liabilities	13,601,136	13,990.41		13,450,922	15,564.46
Total deposits and borrowings	16,357,766	13,990.34		16,006,263	15,564.39
Other liabilities	541,458			420,398
Total liabilities	16,899,224			16,426,661
Total TCF Financial Corp. stockholders’ equity	2,020,815			1,886,138
Non-controlling interest in subsidiaries	21,110			20,299
Total equity	2,041,925			1,906,437
Total liabilities and equity	$18,941,149			$18,333,098
Net interest income and margin		$206,854	4.65		$202,805	4.72

(1)  Annualized.

(2)  Interest and yields are presented on a fully tax-equivalent basis.

(3)  Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)  Average balances of loans and leases include non-accrual loans and leases, and are presented net of unearned income.

(5)  Includes operating leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2014			2013
	Average		Yields and	Average		Yields and
	Balance	Interest (2)	Rates (1) (2)	Balance	Interest (2)	Rates (1) (2)
ASSETS:
Investments and other	$622,277	$8,039	2.60%	$769,379	$6,881	1.80%
Securities held to maturity	179,509	2,407	2.68	5,608	126	4.50
Securities available for sale:
U.S. Government sponsored entities:
Mortgage-backed securities, fixed rate	437,708	5,967	2.73	664,858	9,430	2.84
U.S. Treasury securities	-	-	-	696	-	.07
Other securities	78	1	2.47	100	2	2.52
Total securities available for sale (3)	437,786	5,968	2.73	665,654	9,432	2.83
Loans and leases held for sale	218,210	8,979	8.30	135,472	5,139	7.65
Loans and leases:
Consumer real estate:
Fixed-rate	3,446,020	96,904	5.67	3,862,590	113,035	5.90
Variable-rate	2,769,663	70,573	5.14	2,630,618	66,627	5.11
Total consumer real estate	6,215,683	167,477	5.43	6,493,208	179,662	5.58
Commercial:
Fixed-rate	1,537,549	38,999	5.11	1,866,667	49,191	5.31
Variable- and adjustable-rate	1,589,169	32,329	4.10	1,474,400	30,485	4.17
Total commercial	3,126,718	71,328	4.60	3,341,067	79,676	4.81
Leasing and equipment finance	3,467,851	82,055	4.73	3,218,252	80,903	5.03
Inventory finance	1,968,431	57,951	5.94	1,780,058	53,465	6.06
Auto finance	1,423,240	31,557	4.47	747,022	18,835	5.08
Other	12,654	472	7.52	13,348	539	8.15
Total loans and leases (4)	16,214,577	410,840	5.10	15,592,955	413,080	5.33
Total interest-earning assets	17,672,359	436,233	4.97	17,169,068	434,658	5.10
Other assets (5)	1,109,685			1,118,397
Total assets	$18,782,044			$18,287,465
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,558,414			$1,451,381
Small business	780,229			748,304
Commercial and custodial	387,749			328,373
Total non-interest bearing deposits	2,726,392			2,528,058
Interest-bearing deposits:
Checking	2,353,156	522.04		2,330,078	874.08
Savings	6,003,000	4,935.17		6,074,949	6,159.20
Money market	919,981	1,673.37		803,551	1,177.30
Subtotal	9,276,137	7,130.15		9,208,578	8,210.18
Certificates of deposit	2,643,639	9,784.75		2,342,178	10,322.89
Total interest-bearing deposits	11,919,776	16,914.29		11,550,756	18,532.32
Total deposits	14,646,168	16,914.23		14,078,814	18,532.27
Borrowings:
Short-term borrowings	159,401	225.28		7,966	16.42
Long-term borrowings	1,430,941	10,204	1.43	1,903,227	13,475	1.42
Total borrowings	1,590,342	10,429	1.31	1,911,193	13,491	1.42
Total interest-bearing liabilities	13,510,118	27,343.41		13,461,949	32,023.48
Total deposits and borrowings	16,236,510	27,343.34		15,990,007	32,023.40
Other liabilities	531,806			404,571
Total liabilities	16,768,316			16,394,578
Total TCF Financial Corp. stockholders’ equity	1,995,373			1,874,348
Non-controlling interest in subsidiaries	18,355			18,539
Total equity	2,013,728			1,892,887
Total liabilities and equity	$18,782,044			$18,287,465
Net interest income and margin		$408,890	4.66		$402,635	4.72

(1)  Annualized.

(2)  Interest and yields are presented on a fully tax-equivalent basis.

(3)  Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)  Average balances of loans and leases include non-accrual loans and leases, and are presented net of unearned income.

(5)  Includes operating leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2014	2014	2013	2013	2013
Interest income:
Loans and leases	$206,788	$202,537	$204,042	$203,879	$206,675
Securities available for sale	2,805	3,163	4,194	4,448	4,637
Securities held to maturity	1,443	964	94	57	62
Investments and other	9,055	7,963	7,599	7,069	6,234
Total interest income	220,091	214,627	215,929	215,453	217,608
Interest expense:
Deposits	8,877	8,037	8,428	9,644	8,851
Borrowings	5,113	5,316	5,639	6,182	6,713
Total interest expense	13,990	13,353	14,067	15,826	15,564
Net interest income	206,101	201,274	201,862	199,627	202,044
Provision for credit losses	9,909	14,492	22,792	24,602	32,591
Net interest income after provision for credit losses	196,192	186,782	179,070	175,025	169,453
Non-interest income:
Fees and service charges	38,035	36,619	43,254	42,457	41,572
Card revenue	13,249	12,250	13,066	13,167	13,270
ATM revenue	5,794	5,319	5,382	5,941	5,828
Subtotal	57,078	54,188	61,702	61,565	60,670
Leasing and equipment finance	23,069	21,980	23,328	28,778	22,609
Gains on sales of auto loans, net	7,270	8,470	7,278	7,140	8,135
Gains on sales of consumer real estate loans, net	8,151	11,706	5,345	4,152	4,069
Servicing fee income	4,892	4,307	3,903	3,619	3,128
Other	2,789	2,382	2,812	986	1,172
Fees and other revenue	103,249	103,033	104,368	106,240	99,783
Gains (losses) on securities, net	767	374	1,044	(80)	-
Total non-interest income	104,016	103,407	105,412	106,160	99,783
Non-interest expense:
Compensation and employee benefits	109,664	115,089	108,589	110,833	105,537
Occupancy and equipment	34,316	34,839	35,504	33,253	33,062
FDIC insurance	7,625	7,563	7,892	8,102	8,362
Operating lease depreciation	6,613	6,227	6,009	6,706	6,150
Advertising and marketing	5,862	5,478	3,275	4,593	5,532
Deposit account premiums	383	418	479	664	600
Other	42,618	41,335	44,162	43,730	41,946
Subtotal	207,081	210,949	205,910	207,881	201,189
Branch realignment	-	-	8,869	-	-
Foreclosed real estate and repossessed assets, net	5,743	6,068	6,066	4,162	7,555
Other credit costs, net	371	119	(376)	189	(228)
Total non-interest expense	213,195	217,136	220,469	212,232	208,516
Income before income tax expense	87,013	73,053	64,013	68,953	60,720
Income tax expense	31,385	26,579	22,791	24,551	19,444
Income after income tax expense	55,628	46,474	41,222	44,402	41,276
Income attributable to non-controlling interest	2,503	1,717	1,227	1,607	2,372
Net income attributable to TCF Financial Corporation	53,125	44,757	39,995	42,795	38,904
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$48,278	$39,910	$35,148	$37,948	$34,057

Net income per common share:
Basic	$.30	$.25	$.22	$.24	$.21
Diluted	.29	.24	.22	.23	.21

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial highlights:
Pre-tax pre-provision profit (1)	$96,922	$87,545	$86,805	$93,555	$93,311
Return on average assets (2)	1.17%	1.00%	.90%	.97%	.90%
Return on average common equity (2)	10.99	9.35	8.39	9.28	8.39
Net interest margin (2)	4.65	4.66	4.67	4.62	4.72

(1) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

(2) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2014	2014	2013	2013	2013
ASSETS
Investments and other	$623,721	$620,718	$663,572	$871,167	$729,514
Securities held to maturity	217,477	142,181	10,178	5,518	5,564
Securities available for sale:
U.S. Government sponsored entities:
Mortgage-backed securities, fixed rate	408,000	467,747	625,156	638,418	654,968
U.S. Treasury securities	-	-	-	-	494
Other securities	75	80	84	110	93
Total securities available for sale	408,075	467,827	625,240	638,528	655,555
Loans and leases held for sale	240,304	195,871	193,164	156,593	116,390
Loans and leases:
Consumer real estate:
Fixed-rate	3,393,788	3,498,832	3,584,072	3,678,665	3,809,066
Variable-rate	2,710,998	2,828,980	2,828,110	2,723,947	2,621,619
Total consumer real estate	6,104,786	6,327,812	6,412,182	6,402,612	6,430,685
Commercial:
Fixed-rate	1,515,353	1,559,991	1,592,418	1,765,172	1,833,144
Variable- and adjustable-rate	1,615,967	1,562,075	1,496,106	1,517,708	1,503,262
Total commercial	3,131,320	3,122,066	3,088,524	3,282,880	3,336,406
Leasing and equipment finance	3,500,647	3,434,691	3,342,182	3,261,638	3,236,799
Inventory finance	2,061,437	1,862,745	1,734,286	1,637,538	1,875,810
Auto finance	1,518,194	1,327,232	1,157,586	973,418	823,102
Other	12,040	13,273	13,369	12,299	13,060
Total loans and leases	16,328,424	16,087,819	15,748,129	15,570,385	15,715,862
Total interest-earning assets	17,818,001	17,514,416	17,240,283	17,242,191	17,222,885
Other assets	1,123,148	1,094,923	1,074,655	1,060,409	1,110,213
Total assets	$18,941,149	$18,609,339	$18,314,938	$18,302,600	$18,333,098

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,579,528	$1,537,066	$1,430,998	$1,435,958	$1,476,173
Small business	788,540	771,825	812,394	777,538	752,395
Commercial and custodial	388,562	386,927	377,568	347,971	326,773
Total non-interest bearing deposits	2,756,630	2,695,818	2,620,960	2,561,467	2,555,341
Interest-bearing deposits:
Checking	2,363,106	2,343,095	2,303,416	2,292,133	2,351,652
Savings	5,887,133	6,120,155	6,197,411	6,238,462	6,059,640
Money market	1,019,543	819,312	845,562	822,094	791,859
Subtotal	9,269,782	9,282,562	9,346,389	9,352,689	9,203,151
Certificates of deposit	2,742,832	2,543,345	2,392,896	2,401,811	2,360,881
Total interest-bearing deposits	12,012,614	11,825,907	11,739,285	11,754,500	11,564,032
Total deposits	14,769,244	14,521,725	14,360,245	14,315,967	14,119,373
Borrowings:
Short-term borrowings	220,042	97,996	8,333	6,545	7,314
Long-term borrowings	1,368,480	1,494,095	1,486,189	1,609,211	1,879,576
Total borrowings	1,588,522	1,592,091	1,494,522	1,615,756	1,886,890
Total interest-bearing liabilities	13,601,136	13,417,998	13,233,807	13,370,256	13,450,922
Total deposits and borrowings	16,357,766	16,113,816	15,854,767	15,931,723	16,006,263
Other liabilities	541,458	508,689	508,253	455,911	420,398
Total liabilities	16,899,224	16,622,505	16,363,020	16,387,634	16,426,661
Total TCF Financial Corporation stockholders’ equity	2,020,815	1,971,264	1,938,646	1,899,282	1,886,138
Non-controlling interest in subsidiaries	21,110	15,570	13,272	15,684	20,299
Total equity	2,041,925	1,986,834	1,951,918	1,914,966	1,906,437
Total liabilities and equity	$18,941,149	$18,609,339	$18,314,938	$18,302,600	$18,333,098

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1) (2)

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2014	2014	2013	2013	2013
ASSETS

Investments and other	2.61%	2.60%	2.43%	1.87%	2.03%
Securities held to maturity	2.65	2.71	3.66	4.15	4.47
Securities available for sale:
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2.75	2.70	2.68	2.79	2.83
U.S. Treasury securities	-	-	-	-	.07
Other securities	2.46	2.47	2.50	2.04	2.54
Total securities available for sale (3)	2.75	2.70	2.68	2.79	2.83
Loans and leases held for sale	8.35	8.24	7.28	7.51	8.74
Loans and leases:
Consumer real estate:
Fixed-rate	5.72	5.62	5.73	5.73	5.89
Variable-rate	5.14	5.13	5.13	5.10	5.13
Total consumer real estate	5.46	5.41	5.46	5.46	5.58
Commercial:
Fixed-rate	5.16	5.07	5.16	5.36	5.25
Variable- and adjustable-rate	4.01	4.20	4.12	4.12	4.16
Total commercial	4.57	4.63	4.65	4.79	4.76
Leasing and equipment finance	4.72	4.75	4.89	4.94	4.94
Inventory finance	5.93	5.98	5.85	6.01	5.96
Auto finance	4.43	4.52	4.64	4.70	4.97
Other	7.63	7.41	7.78	8.34	8.10
Total loans and leases	5.10	5.11	5.17	5.22	5.29

Total interest-earning assets	4.97	4.97	4.99	4.98	5.08

LIABILITIES

Interest-bearing deposits:
Checking	.04	.05	.05	.06	.06
Savings	.16	.17	.17	.23	.18
Money market	.43	.28	.29	.28	.28
Subtotal	.16	.15	.15	.19	.16
Certificates of deposit	.75	.74	.80	.85	.87
Total interest-bearing deposits	.30	.28	.28	.33	.31
Total deposits	.24	.22	.23	.27	.25
Borrowings:
Short-term borrowings	.26	.33	.96	.59	.44
Long-term borrowings	1.45	1.41	1.51	1.53	1.43
Total borrowings	1.29	1.34	1.50	1.52	1.42

Total interest-bearing liabilities	.41	.40	.42	.47	.46

Net interest margin	4.65	4.66	4.67	4.62	4.72

(1)  Annualized.

(2)  Yields are presented on a fully tax-equivalent basis.

(3)  Average yields of securities available for sale are based upon the historical amortized cost and exclude equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Jun. 30,	At Dec. 31,
	2014	2013
Computation of tangible common equity to tangible assets:
Total equity	$2,071,711	$1,964,759
Less: Non-controlling interest in subsidiaries	16,805	11,791
Total TCF Financial Corporation stockholders’ equity	2,054,906	1,952,968
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	5,483	6,326
Tangible common equity	$1,560,543	$1,457,762

Total assets	$18,837,777	$18,379,840
Less:
Goodwill	225,640	225,640
Other intangibles	5,483	6,326
Tangible assets	$18,606,654	$18,147,874

Tangible common equity to tangible assets	8.39%	8.03%

	At Jun. 30,	At Dec. 31,
	2014	2013
Computation of tangible book value per common share:
Tangible common equity	$1,560,543	$1,457,762
Common stock shares outstanding	166,881,460	165,122,295

Tangible book value per common share	$9.35	$8.83

	At Jun. 30,	At Dec. 31,
	2014	2013
Computation of Tier 1 common capital ratio:
Total Tier 1 capital	$1,859,271	$1,763,682
Total risk-weighted assets	16,085,019	15,455,706
Total Tier 1 risk-based capital ratio	11.56%	11.41%

Computation of Tier 1 common capital ratio:
Total Tier 1 capital	$1,859,271	$1,763,682
Less:
Preferred stock	263,240	263,240
Qualifying non-controlling interest in subsidiaries	16,805	11,791
Total Tier 1 common capital	$1,579,226	$1,488,651

Total Tier 1 common capital ratio	9.82%	9.63%

(1) When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and the Tier 1 common capital ratio. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1), CONTINUED

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,
	2014	2014	2013
Computation of return on average tangible common equity:
Net income available to common shareholders	$48,278	$39,910	$34,057
Other intangibles amortization, net of tax	264	265	328
Adjusted net income available to common shareholders	48,542	40,175	34,385

Average balances:
Total equity	$2,041,925	$1,986,834	$1,906,437
Less: Non-controlling interest in subsidiaries	21,110	15,570	20,299
Total TCF Financial Corporation stockholders’ equity	2,020,815	1,971,264	1,886,138
Less:
Preferred stock	263,240	263,240	263,240
Goodwill	225,640	225,640	225,640
Other intangibles	5,711	6,134	7,633
Tangible average common equity	$1,526,224	$1,476,250	$1,389,625

Annualized return on average tangible common equity	12.72%	10.89%	9.90%

		Six Months Ended Jun. 30,
		2014	2013
Computation of return on average tangible common equity:
Net income available to common shareholders		$88,188	$59,507
Other intangibles amortization, net of tax		529	844
Adjusted net income available to common shareholders		88,717	60,351

Average balances:
Total equity		$2,013,728	$1,892,887
Less: Non-controlling interest in subsidiaries		18,355	18,539
Total TCF Financial Corporation stockholders’ equity		1,995,373	1,874,348
Less:
Preferred stock		263,240	263,240
Goodwill		225,640	225,640
Other intangibles		5,921	7,993
Tangible average common equity		$1,500,572	$1,377,475

Annualized return on average tangible common equity		11.82%	8.76%

(1) When evaluating capital adequacy and utilization, management considers financial measures such as return on average tangible common equity. This measure is a non-GAAP financial measure and is viewed by management as a useful indicator of capital levels available to withstand unexpected market or economic conditions, and also provides investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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